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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 18, 2001
               (date of report) (date of earliest event reported)

                              EXCO RESOURCES, INC.
             (exact name of registrant as specified in its charter)


                                      TEXAS
                (state or other jurisdiction of incorporation)

                     0-9204                      74-1492779
              (Commission File No.)   (IRS Employer Identification No.)


                              6500 GREENVILLE AVE.
                                SUITE 600, LB 17
                               DALLAS, TEXAS 75206
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (214) 368-2084



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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On December 18, 2001, Addison Energy Inc. ("Addison"), a wholly owned subsidiary of EXCO Resources, Inc. ("EXCO") completed the acquisition of certain oil and natural gas properties located in west central Alberta, Canada (the "PrimeWest Properties") from PrimeWest Energy Inc. and PrimeWest Oil and Gas Corp. (collectively the "Sellers" or "PrimeWest"). The properties consist of 94 producing oil and natural gas wells. Under terms of the acquisition, Addison became the operator of 56 of the wells. As of December 1, 2001, estimated total proved reserves net to EXCO's interest included 3.0 million barrels (Bbls) of oil and natural gas liquids and 21.4 billion cubic feet (Bcf) of natural gas. Estimated production, net to EXCO's interest, is approximately 675 Bbls of oil per day and 4.3 million cubic feet (Mmcf) of natural gas per day.

      The purchase price consisted of US $33.8 million or CDN $53.6 million cash (US $33.6 million or CDN $53.3 million after contractual adjustments). The cash consideration was paid from borrowings under Addison's restated Canadian credit agreement. The effective date of the acquisition was December 18, 2001. The purchase price was determined through arms-length negotiations between the parties, taking into account reserve estimates and other items customarily considered in acquisitions of this type.

      Agreement of Purchase and Sale. The PrimeWest Properties were acquired pursuant to the terms of an Agreement of Purchase and Sale (the "Purchase Agreement") dated as of November 22, 2001, entered into between the Sellers and Addison. The Purchase Agreement includes representations, warranties, covenants, indemnities and closing conditions customary for transactions of this type.

      Restated Credit Agreements. On December 18, 2001, EXCO entered into restated U.S. and Canadian credit agreements. The U.S. credit agreement is with Bank One, NA, as administrative agent, BNP Paribas, as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and certain financial institutions as lenders. The Canadian credit agreement is with Bank One, NA, Canada Branch, as administrative agent, BNP Paribas (Canada), as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and certain financial institutions as lenders. The credit agreements mature on April 30, 2004.

      U.S. Credit Agreement. Our restated U.S. credit agreement provides for borrowings of up to $124.0 million under a revolving credit facility with a borrowing base of $58.0 million. The borrowing base is to be redetermined as of May 1, 2002, and each November 1 and May 1 thereafter. At December 31, 2001, we had approximately $3.5 million of outstanding indebtedness, letter of credit commitments of $310,000 and approximately $54.2 million available for borrowing under our U.S. credit agreement. Borrowings under the credit agreement are secured by a first lien mortgage providing a security interest in 90% of our U.S. oil and natural gas properties. At our election, interest on borrowings may be either (i) the greater of the

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administrative agent's prime rate or the federal funds effective rate plus an applicable margin or (ii) LIBOR (London InterBank Offered Rate) plus an applicable margin.

      Canadian Credit Agreement. Our restated Canadian credit agreement provides for borrowings of up to US $49.2 million under a revolving credit facility with a borrowing base of US $45.0 million. The borrowing base is to be redetermined as of May 1, 2002, and each November 1 and May 1 thereafter. At December 31, 2001, we had approximately US $43.0 million of outstanding indebtedness and approximately $2.0 million available for borrowing under our Canadian credit agreement. Borrowings under the credit agreement are secured by a first lien mortgage providing a security interest in 90% of our Canadian oil and natural gas properties. At our election, interest on borrowings may be either (i) the Canadian prime rate plus an applicable margin or (ii) the Banker's Acceptance rate plus an applicable margin.

      The U.S. and the Canadian credit agreements contain certain financial covenants and other restrictions which require that we:

      o maintain a ratio of our consolidated current assets to consolidated current liabilities of at least 1.0 to 1.0 at the end of any fiscal quarter;

      o maintain a minimum consolidated tangible net worth of not less than $48 million (adjusted upward by 50% of quarterly net income and 75% of the net proceeds from the issuance of any equity securities after April 26, 2001);

      o not permit the ratio of consolidated debt to consolidated total capital to be greater than 65% at the end of each fiscal quarter; and

      o not permit the ratio of indebtedness to earnings before interest expense, state and federal taxes and depreciation, depletion and amortization expense to be more than 2.5 to 1.0 at the end of each fiscal quarter.

      Additionally, the credit agreements contain a number of other covenants regarding our liquidity and capital resources, including restrictions on our ability to incur additional indebtedness, restrictions on our ability to pledge assets, and prohibit the payment of dividends on our common stock. The U.S. credit agreement further required that we hedge at least 75% of our anticipated production from our U.S. proved developed producing reserves, within ten days of the time we entered into the agreement, for a period of up to 24 months.

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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a)   FINANCIAL STATEMENTS.

            As permitted by Form 8-K, the required historical financial statements in respect of the PrimeWest Properties will be filed by amendment to this Form 8-K no later than March 4, 2002.

      (b)   PRO FORMA FINANCIAL INFORMATION.

            Pro Forma Combined Condensed Financial Statements of EXCO Resources, Inc. for the year ended December 31, 2000 and the nine months ended September 30, 2001 with respect to the acquisition of the PrimeWest Properties will be filed by amendment to this Form 8-K no later than March 4, 2002.

      (c)   EXHIBITS.

            NUMBER      DOCUMENT

             2.1 Agreement of Purchase and Sale among PrimeWest Energy Inc. and PrimeWest Oil and Gas Corp., as sellers, and Addison Energy Inc., as buyer, dated November 22, 2001.

            99.1 Restated Credit Agreement among EXCO Resources, Inc. and EXCO Operating, LP, as borrowers, Bank One, NA, as administrative agent, BNP Paribas, as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and the financial institutions which are or may become Lenders, dated December 18, 2001.

            99.2 Restated Credit Agreement among Addison Energy Inc., as borrower, Bank One, NA, Canada Branch, as administrative agent, BNP Paribas (Canada), as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and the financial institutions which are or may become Lenders, dated December 18, 2001.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  EXCO RESOURCES, INC.


                                  By:     /s/    J. DOUGLAS RAMSEY
                                      ----------------------------------------
                                       J. Douglas Ramsey, Vice President and
                                       Chief Financial Officer

Dated: January 2, 2002




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                                INDEX TO EXHIBITS

     Number       Document
     ------       --------
      2.1         Agreement of Purchase and Sale among PrimeWest Energy Inc.
                  and PrimeWest Oil and Gas Corp., as sellers, and Addison
                  Energy Inc., as buyer, dated November 22, 2001

     99.1 Restated Credit Agreement among EXCO Resources, Inc. and EXCO Operating, LP, as borrowers, Bank One, NA, as administrative agent, BNP Paribas, as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and the financial institutions which are or may become Lenders, dated December 18, 2001.

     99.2 Restated Credit Agreement among Addison Energy Inc., as borrower, Bank One, NA, Canada Branch, as administrative agent, BNP Paribas (Canada), as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and the financial institutions which are or may become Lenders, dated December 18, 2001.



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